UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2005

Date of Report (Date of earliest event reported)

Ambassadors International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1071 Camelback Street

Newport Beach, CA 92660

(Address of principal executive offices) (Zip Code)

(949) 759-5900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2005, a wholly-owned subsidiary of the Company (“Subsidiary”) and AmericasMart Real Estate, LLC (“Landlord”) executed a certain Third Amendment to Lease Agreement (“Third Amendment”), pursuant to which the parties extended the term of the lease of the subject facility located at 240 Peachtree Street, N.W. Atlanta, Georgia, to June 2008. Under the Third Amendment, Landlord and Subsidiary agreed that, among other matters, (i) the expiration date of the term of the lease shall be extended to June 30, 2008 and (ii) commencing July 1, 2005, the basic rent shall be $22,363 per month, increasing to $23,315 on July 1, 2006 and $24,015 on July 1, 2007.

The foregoing summary description of the terms of the Third Amendment is qualified in its entirety by the text of such Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits.

(c) Exhibits

10.1	Third Amendment to Lease Agreement, dated April 29, 2005, by and between Ambassadors, LLC and AmericasMart Real Estate, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASSADORS INTERNATIONAL, INC.

Date: May 4, 2005	By:	/s/ Brian R. Schaefgen
Brian R. Schaefgen
Chief Financial Officer